UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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[ ]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 14a-11(c) of Section 240.14a-12

COMC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

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Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

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SEC 1913 (02-02)

COMC, INC.

4030 Pike Lane, Suite C
Concord, California 94520

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 28, 2005

We will hold a Special Meeting of Shareholders of COMC, Inc. at 1114 Avenue of the Americas, 17th Floor, New York, NY 10036 on March 28, 2005 at 10:00 AM for the following purposes:

1.  To grant the Board of Directors the authority to amend the Certificate of Incorporation to change the name of the Company to “ICF Corporation.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO “ICF CORPORATION.”

2.  To grant the Board of Directors the authority to amend the Certificate of Incorporation to effect a reverse split of the outstanding common stock of the Company, par value $0.01 per share, by a ratio of one-for-ten at a date to be determined by the Board of Directors prior to June 30, 2005.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK OF THE COMPANY, PAR VALUE $0.01 PER SHARE, BY A RATIO OF ONE-FOR-TEN AT A DATE TO BE DETERMINED BY THE BOARD OF DIRECTORS PRIOR TO JUNE 30, 2005.

3.  To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

We have described the items of business more fully in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who were entitled to notice of, and to vote at, the Special Meeting and at any adjournment is March 7, 2005. The stock transfer books will not be closed between the record date and the date of the Special Meeting. A list of shareholders entitled to vote at the Special Meeting will be available for inspection at COMC’s offices.

Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. Please refer to the enclosed voting form for instructions. You may revoke your proxy at any time prior to the Special Meeting. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Special Meeting.

By Order of the Board of Directors

/s/ Janice B. Fuellhart
JANICE B. FUELLHART
Chairman of the Board,
Chief Executive Officer and
President

Concord, California
February 24, 2005

TABLE OF CONTENTS
Page

PURPOSE OF MEETING	1

VOTING RIGHTS AND SOLICITATION	1
VOTING	1
PROXIES	1
SOLICITATION OF PROXIES	2

PROPOSAL NO. 1 - PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO “ICF CORPORATION.”	2
GENERAL	2
RECOMMENDATION OF THE BOARD OF DIRECTORS	2

PROPOSAL NO. 2 - PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK OF THE COMPANY, PAR VALUE $0.01 PER SHARE, BY A RATIO OF ONE-FOR-TEN AT A DATE TO BE DETERMINED BY THE BOARD OF DIRECTORS PRIOR TO JUNE 30, 2005	3
GENERAL	3
BACKGROUND OF THE REVERSE SPLIT	3
FRACTIONAL SHAREHOLDERS	4
ACCOUNTING MATTERS	5
PROCEDURE FOR EFFECTING THE NAME CHANGE AND THE REVERSE SPLIT	5
U.S. FEDERAL INCOME TAX CONSEQUENCES	5
AUTHORIZED SHARES	6
EFFECT ON CERTIFICATED HOLDERS	6
EFFECT ON REGISTERED AND BENEFICIAL HOLDERS	7
EFFECT ON COMC OR ICF EMPLOYEES AND DIRECTORS	7
EFFECT ON OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES	7
RECOMMENDATION OF THE BOARD OF DIRECTORS	8

OWNERSHIP OF SECURITIES	8

SHAREHOLDER PROPOSALS FOR 2005 PROXY STATEMENT	9

FORM 10-KSB	9

OTHER MATTERS	9

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

We are furnishing these proxy materials for the solicitation of proxies by the COMC, Inc. Board of Directors for our Special Meeting of Shareholders to be held on March 28, 2005 at 10:00 AM at 1114 Avenue of the Americas, 17th Floor, New York, NY 10036 and at any adjournments or postponements thereof. We first mailed these proxy materials on or about March 8, 2005 to all shareholders entitled to vote at the Special Meeting.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Special Meeting are listed in the accompanying Notice of Special Meeting of Shareholders. We have described each proposal in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

Shares of our common stock, Series A Preferred Stock and Series B Preferred Stock are entitled to vote at the Special Meeting. On March 7, 2005, the record date for determination of shareholders entitled to vote at the Special Meeting, there were 26,912,494 shares of common stock outstanding, 1,328,751 shares of Series A Preferred Stock outstanding and 2,002,382.5 shares of Series B Preferred Stock outstanding. Each shareholder of record on March 7, 2005 is entitled to one vote for each share of common stock held on that date, twenty votes for each share of Series A Preferred Stock held on that date and twenty votes for each share of Series B Preferred Stock held on that date. The holders of issued and outstanding stock representing a majority of the total votes represented by all of the issued and outstanding stock entitled to vote at the meeting must be present in person or represented by proxy in order to have a quorum for the conduct of business generally. The matters to be considered at the Special Meeting require the approval by affirmative vote of a majority of the total votes represented by all of the issued and outstanding stock entitled to vote at the meeting.

Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the issued and outstanding shares entitled to vote on the particular matter. The inspector of election appointed for the Special Meeting will tabulate all votes. The inspector will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

PROXIES

Whether or not you are able to attend the Special Meeting, we urge you to vote your proxy. COMC’s Board of Directors is soliciting your proxy, and the Board will vote your proxy as you direct on your proxy when properly completed. If you sign and return your proxy but do not specify any voting directions, your proxy will be voted FOR the proposals, and in the discretion of the proxy holder as to other matters that may properly come before the Special Meeting. You may revoke or change your proxy at any time before the Special Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to COMC at our principal executive office in Concord, California before the beginning of the Special Meeting. You may also revoke your proxy by attending the Special Meeting and voting in person.

SOLICITATION OF PROXIES

COMC will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material we furnish to shareholders. We will furnish copies of solicitation material to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to the beneficial owners, and we have retained American Stock Transfer & Trust Company to assist us in this endeavor. We anticipate that we will pay approximately US$ 750 per month, plus reasonable out-of-pocket expenses, for these services. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by our Directors, officers, or employees. We will not pay any additional compensation to these individuals for these services. Except as described above, we do not presently intend to solicit proxies other than by mail or via the Internet.

PROPOSAL NO. 1 - PROPOSAL TO GRANT THE
BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE
CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE
COMPANY TO “ICF CORPORATION.”

GENERAL

Our Board of Directors believes it advisable and in the best interests of our shareholders that the Board be granted the authority to change the name of the Company to “ICF Corporation” (the “Name Change”). Our Board has unanimously approved the presentation to shareholders of a proposal to change the name of the Company. The primary purpose of the Name Change is to identify the Company more closely with its wholly owned operating subsidiary, ICF Communication Solutions, Inc. (“ICF”). For more information on the procedure for effecting the Name Change, please see the “PROCEDURE FOR EFFECTING THE NAME CHANGE AND THE REVERSE SPLIT” and “EFFECT ON CERTIFICATED HOLDERS” sections of Proposal No. 2 below.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO “ICF CORPORATION.”

PROPOSAL NO. 2 - PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE
AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A
REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK OF THE COMPANY, PAR
VALUE $0.01 PER SHARE, BY A RATIO OF ONE-FOR-TEN AT A DATE TO BE
DETERMINED BY THE BOARD OF DIRECTORS PRIOR TO JUNE 30, 2005.

GENERAL

Our Board of Directors believes it is advisable and in the best interests of our shareholders that the Board be granted the authority to effect a reverse stock split of our outstanding common stock. Our Board has unanimously approved the presentation to shareholders of a proposal to amend our Certificate of Incorporation to allow our Board of Directors to effect a reverse stock split of our common stock on the terms and conditions described in this Proxy Statement.

If the reverse stock split (the “Reverse Split”) is approved by the shareholders, the Board of Directors may subsequently effect the Reverse Split based upon a one-for-ten ratio. A one-for-ten ratio would give shareholders one share for every ten shares they hold. If the Board has not effected the Reverse Split by June 30, 2005, shareholders’ approval to do so will expire.

Approval of this proposal by our shareholders would give the Board of Directors authority to implement the Reverse Split at any time prior to June 30, 2005. In addition, notwithstanding approval of this proposal by the shareholders, the Board of Directors may, in its sole discretion, determine not to effect, and abandon, the Reverse Split without further action by our shareholders.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our common stock. Except for the payout of fractional shares as described below, the Reverse Split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of common stock outstanding immediately following the Reverse Split as such shareholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Split.

BACKGROUND OF THE REVERSE SPLIT

In March and June 2003, the Company made private placements of shares of Series A Convertible Redeemable Preferred Stock with various accredited investors. Each share of Series A Convertible Redeemable Preferred Stock is convertible into 10 shares of common stock.

Between June 2003 and September 2003, the Company made private placements of shares of Series B Convertible Redeemable Preferred Stock with various accredited investors. Each share of Series B Convertible Redeemable Preferred Stock is convertible into 20 shares of common stock.

In the fourth quarter of 2003, certain Series A and B Preferred shareholders lent ICF $208,900 at 18% interest per annum. During the nine months ended September 30, 2004, certain Series A and B Preferred shareholders lent ICF an additional $187,600 at 24% interest per annum. Each of the 18% and 24% notes are convertible into common stock.

As of November 30, 2004, we entered into a series of agreements with Laurus Master Fund, Ltd. (“Laurus”), pursuant to which we issued to Laurus:

● a secured convertible term note (the “Term Note”) in the amount of $2 million;

● a secured convertible revolving note in the amount of $2.5 million (the “Revolving Note”);

● a secured convertible minimum borrowing note in the amount of $1 million (the “Minimum Borrowing Note”; the Minimum Borrowing Note, the Term Note and the Revolving Note being referred to collectively as the “Laurus Notes”);

● a related option to purchase up to 8,865,337 shares of our common stock at a price of $0.01 per share (the “Laurus Option”); and

● a seven year warrant to purchase up to 19,250,000 shares of our common stock at a price of $0.23 per share (the “Laurus Warrant”).

Laurus has the option to convert the entire amount of the obligations with respect to each of the Laurus Notes into shares of our common stock at a conversion price of $0.17 per share.

As of November 30, 2004, as a condition to the Laurus financing, each of the holders of Series A Preferred Stock, Series B Preferred Stock, 18% notes and/or 24% notes signed an irrevocable election to convert each of their convertible securities into common stock at the applicable conversion ratio. Under the Company’s current capital structure, these conversions would result in the issuance of an aggregate of 57,495,440 shares of common stock to these security holders.

In addition, based upon the Company’s current capital structure, the aggregate principal amount of the Laurus Notes, the Laurus Option and the Laurus Warrant would be convertible at the election of Laurus into an aggregate of 60,468,278 shares of common stock. In connection with the Laurus financing, the Company agreed with Laurus to take such actions as are necessary within 60 days of the closing of the Laurus financing to change its capital structure to accommodate the conversion of each of the convertible securities held by Laurus.

The Company’s authorized common stock of 40,000,000 shares is currently insufficient to accommodate these conversions.

Our Board believes that it is in the best interest of the Company and our shareholders that our shareholders approve the proposal relating to the Reverse Split at this time to allow the conversions described above to take place and to comply with our contractual commitments to Laurus.

FRACTIONAL SHAREHOLDERS

We would not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split would be paid out in cash. The cash amount to be paid to each shareholder would be equal to the applicable fraction of a share multiplied by the average closing trading price per share of our common stock on the three trading days immediately before the effective date of the Reverse Split.

ACCOUNTING MATTERS

The Reverse Split will not affect the par value of our common stock. However, the common stock as designated on our Balance Sheet would be reduced proportionately based on the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the common stock is reduced. Additionally, net loss per share would increase proportionately as a result of the Reverse Split since there will be a fewer number of shares outstanding. We do not anticipate that any other material accounting consequence would arise as a result of the Reverse Split.

PROCEDURE FOR EFFECTING THE NAME CHANGE AND THE REVERSE SPLIT

If the shareholders approve the proposals to grant the Board of Directors the authority to amend the Certificate of Incorporation to effect the Name Change and to effect the Reverse Split at a one-for-ten ratio at a date to be determined by the Board of Directors prior to June 30, 2005, and the Board of Directors decides to implement the Reverse Split at any time prior to June 30, 2005, we will promptly file a Certificate of Amendment, in substantially the form attached hereto as Exhibit A, to our Certificate of Incorporation with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. The Name Change and the Reverse Split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “Effective Date.” The effect on certificated holders, and registered and beneficial holders is explained further below. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Name Change and the Reverse Split.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences of the Reverse Split to shareholders of the Company. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only.

Further, it does not address any state, local, or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the Reverse Split. As used herein, the term United States holder means a shareholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Other than the cash payments for fractional shares discussed below, generally no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the Reverse Split. The aggregate tax basis of the post-reverse stock split shares received in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged.

In general, shareholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the Reverse Split will recognize gain or loss based on their adjusted tax basis in the fractional share interests redeemed. The shareholder’s holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the Reverse Split. The receipt of cash by a United States holder of COMC common stock will generally result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date.

Our view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT.

AUTHORIZED SHARES

The Reverse Split will affect all issued and outstanding shares of common stock and outstanding rights to acquire common stock. Upon the effectiveness of the Reverse Split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares issued and outstanding. As of January 31, 2005, we had 40 million shares of authorized common stock and approximately 26.9 million shares of common stock issued and outstanding, and after the Reverse Split we will continue to have 40 million shares of authorized Common Stock. We will continue to have 10 million authorized shares of preferred stock, approximately 3.3 million shares of which are issued at this time.

EFFECT ON CERTIFICATED HOLDERS

If the Reverse Split is approved by shareholders, the conversion of the shares of our common stock under the Reverse Split will occur automatically on the Effective Date. Our transfer agent, American Stock Transfer & Trust Company, will act as exchange agent (“Exchange Agent”) to implement the exchange of stock certificates and the distribution of any cash in lieu of fractional shares. As soon as practicable after the Effective Date, the Company or the Exchange Agent will send a letter to each shareholder of record at the Effective Date for use in transmitting the existing certificates representing shares of our common stock (“Old Certificates”) to the Exchange Agent. This letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for new certificates representing the appropriate number of whole shares of post-reverse stock split common stock, which new certificates will also reflect the new name of the Company, provided that the Name Change has also been approved by the shareholders. No new stock certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. Consequently, you will need to surrender your Old Certificates before you will be able to sell or transfer your stock.

Shareholders will then receive a new certificate or certificates representing the number of whole shares of common stock into which their pre-reverse stock split shares have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and to represent only the number of whole shares of post-reverse stock split common stock to which these shareholders are entitled.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

EFFECT ON REGISTERED AND BENEFICIAL HOLDERS

If the Reverse Split is approved by the shareholders, we intend to treat shareholders holding COMC common stock in “street name”, through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding COMC common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

EFFECT ON COMC OR ICF EMPLOYEES AND DIRECTORS

The number of shares reserved for issuance under COMC’s existing employee and director stock option plans will be reduced proportionately based on the Reverse Split ratio.

EFFECT ON OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

The number of shares issuable upon the exercise of options or warrants and the exercise price for such options or warrants will be adjusted based on the Reverse Split ratio. In addition, the per-share exercise price or conversion ratio of any securities of COMC which are convertible into common stock and, if applicable, the voting rights associated with such convertible securities will be adjusted based on the Reverse Split ratio.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK OF THE COMPANY, PAR VALUE $0.01 PER SHARE, BY A RATIO OF ONE-FOR-TEN AT A DATE TO BE DETERMINED BY THE BOARD OF DIRECTORS PRIOR TO JUNE 30, 2005.

OWNERSHIP OF SECURITIES

The table below sets forth, as of January 31, 2005, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for: (i) each person known by us to beneficially own more than five (5%) percent of our outstanding common stock after giving effect to all exercisable stock options and warrants and the conversion of all convertible securities held by them, (ii) each of our officers and directors and (iii) all of our officers and directors as a group.(1)

Name	No. of Shares Owned	% of Total
Janice B. Fuellhart(2)	9,169,726	26.98%
Peter Graf(3)	15,000,790	36.53%
Steven Richman(4)	9,437,244	26.62%
William M. Burns(5)	11,572,109	34.82%
George Malin(6)	8,416,017	23.99%
Paul E. Graf(7)	9,773,235	26.91%
Douglas Abrams(8)	1,396,224	5.01%
John Repetti(9)	32,500	*
Burnham Securities, Inc.(10)	4,401,672	14.06%
Randall P. Stern(10)	4,401,672	14.06%
All Officers and Directors as a Group (5 persons)	39,984,814	68.65%

___________________
(1)	For each listed shareholder, beneficial ownership percentage has been determined based upon a fraction, the numerator of which is the total number of shares beneficially owned by such shareholder after giving effect to all exercisable stock options and warrants and the conversion of all convertible securities held by them (the “Beneficial Ownership Amount”), and the denominator of which is the total number of outstanding shares of common stock plus the applicable Beneficial Ownership Amount. An asterisk (*) indicates beneficial ownership of less than one percent. The beneficial ownership percentage figures for each individual shareholder do not take into account any conversions of our Preferred Stock, 18% or 24% notes, or any other of our convertible securities by any other shareholder. Laurus has the right to convert each of its convertible securities into common stock, provided that, subject to certain exceptions, such conversion does not result in Laurus beneficially owning more than 4.99% of our outstanding shares of common stock.

(2)	Includes 2,100,000 shares held by Ms. Fuellhart, 6,553,701 shares issuable upon the conversion of Series B Preferred Stock and 516,025 shares issuable upon the conversion of 18% notes.

(3)	Includes 850,000 shares held by Mr. Graf, 4,132,134 shares issuable upon the conversion of Series A Preferred Stock, 8,908,200 shares issuable upon the conversion of Series B Preferred Stock, 593,477 shares issuable upon the conversion of 18% notes and 516,979 shares issuable upon the conversion of 24% notes. Peter Graf and Paul E. Graf disclaim beneficial ownership of each other’s shares.

(4)	Includes 900,000 shares held by Mr. Richman, 2,216,565 shares issuable upon the conversion of Series A Preferred Stock, 5,512,500 shares issuable upon the conversion of Series B Preferred Stock, 658,193 shares issuable upon the conversion of 18% notes and 149,986 shares issuable upon the conversion of 24% notes.

(5)	Includes 5,248,123 shares beneficially held by Mr. Burns, 6,174,000 shares issuable upon the conversion of Series B Preferred Stock and 149,986 shares issuable upon the conversion of 24% notes.

(6)	Includes 250,000 shares held by Mr. Malin, 1,927,448 shares issuable upon the conversion of Series A Preferred Stock, 5,512,500 shares issuable upon the conversion of Series B Preferred Stock, 576,083 shares issuable upon the conversion of 18% notes and 149,986 shares issuable upon the conversion of 24% notes.

(7)	Includes 370,000 shares held by Mr. Graf, 2,891,171 shares issuable upon the conversion of Series A Preferred Stock, 5,512,500 shares issuable upon the conversion of Series B Preferred Stock, 699,578 shares issuable upon the conversion of 18% notes, 149,986 shares issuable upon the conversion of 24% notes and 150,000 shares issuable upon the exercise of an option. Peter Graf and Paul E. Graf disclaim beneficial ownership of each other’s shares.

(8)	Includes 432,500 shares held by Mr. Abrams and 963,724 shares issuable upon the conversion of Series A Preferred Stock.

(9)	Includes 32,500 shares held by Mr. Repetti.

(10)	Includes 3,372,260 shares issuable upon the exercise of a warrant issued to the shareholder as consideration for services rendered in connection with the Laurus financing and 1,029,412 shares issuable to the shareholder upon the conversion of a $175,000 convertible promissory note issued to the shareholder as consideration for services rendered in connection with the Laurus financing, the entire principal amount of which is convertible into common stock at a fixed conversion price of $0.17 per share.

SHAREHOLDER PROPOSALS FOR 2005 PROXY STATEMENT

Shareholder proposals that are intended to be presented at the Company’s Annual Meeting of Shareholders to be held in 2005 must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials in order to be included in the proxy statement and related proxy materials. The Company’s Bylaws do not place any particular time limits or procedural requirements on a shareholder who does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Please send any such proposals to COMC, Inc., 4030 Pike Lane, Suite C, Concord, CA 94520.

In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal a reasonable time before the Company begins to print and mail its proxy materials.

FORM 10-KSB

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO COMC, INC., 4030 PIKE LANE, SUITE C, CONCORD, CA 94520.

OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the Special Meeting. However, if other matters do properly come before the Special Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Janice B. Fuellhart
JANICE B. FUELLHART
Chairman of the Board,
Chief Executive Officer and President
Dated:  February 24, 2005

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION OF
COMC, INC.

COMC, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:   That the Board of Directors of the Corporation adopted the following resolutions on October 29, 2004 with respect to amendment and restatement of Paragraphs FIRST and FOURTH of the Corporation’s Certificate of Incorporation (the “Charter Amendment”):

RESOLVED, that it is hereby declared advisable and recommended to the stockholders of the Corporation that Paragraph FIRST of the Certificate of Incorporation be amended in its entirety to read as follows:

First: The name of the Corporation is ICF Corporation, a corporation formed in accordance with the General Corporation Law of the State of Delaware; and it is

FURTHER RESOLVED, that it is hereby declared advisable and recommended to the stockholders of the Corporation that Paragraph FOURTH of the Certificate of Incorporation be amended in its entirety to read as follows:

Fourth: The following provisions pertain to the Corporation’s capital stock:

I.  Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 50,000,000, which are divided into 40,000,000 shares of Common Stock of par value of $.01 per share and 10,000,000 shares of Preferred Stock of a par value of $.01 per share.

(a)  Preferred Stock. (1) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different data from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereon, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designation, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

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(A)  The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(B)  The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relations, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

(C)  The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

(D)  Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

(E)  The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

(F)  The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock; and

(G)  The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

(2)  The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in paragraph (b)(1) of this Paragraph FOURTH and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to paragraph (b)(1) of this Paragraph FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting therein shall be required for the issuance of any or all other series of Preferred Stock.

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(3)  Subject to the provisions of subparagraph 2 of this paragraph (b), shares of Common Stock or any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

(4)  The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, he increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

II.  Reverse Stock Split. At the time this amendment becomes effective (the “Reverse Split Date”), each share of Common Stock issued and outstanding immediately prior to the Reverse Split Date (the “Old Common Stock”) automatically and without any action on the part of the holder thereof will be reclassified and changed into one-tenth of a share of new Common Stock, par value $0.01 (the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Corporation for cancellation, a certificate or certificates (the “New Certificate”; whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as described below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Corporation for cancellation, an amount in cash equal to the product of (i) the closing trading price of the Corporation’s Common Stock on the trading date immediately before the effective date of this amendment and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of nine-tenths of one share of New Common Stock. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable. From and after the Reverse Split Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the One Cent ($0.01) par value of each such share.

SECOND:   That pursuant to resolution of the Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware were voted in favor of the Charter Amendment.

THIRD:   That said Charter Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, COMC, Inc. has caused this Certificate to be signed by Janice B. Fuellhart, its Chairman of the Board, Chief Executive Officer and President, this ■ day of ■, 2005.

COMC, INC.

By:	/s/ Janice B. Fuellhart

Janice B. Fuellhart Chairman of the Board, Chief Executive Officer and President

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COMC, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF COMC, INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby constitutes and appoints Janice B. Fuellhart and Marc Dell’Immagine his or her true and lawful agent and proxy, with full power of substitution in each, to represent and to vote on behalf of the undersigned, all of the shares of common stock, Series A Preferred Stock or Series B Preferred Stock of COMC, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders of COMC, Inc. to be held at 1114 Avenue of the Americas, 17th Floor, New York, NY 10036 at 10:00 AM on March 28, 2005, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Special Meeting of Shareholders and Proxy Statement for the Meeting. Receipt of such notice and proxy statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and in the discretion of the persons named in the enclosed form of proxy on any other proposals that may properly come before the Meeting or any adjournment or adjournments thereof.

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to COMC, Inc., 4030 Pike Lane, Suite C, Concord, CA 94520.

Please date, sign and mail your
proxy card back as soon as possible!

Special Meeting of Shareholders
COMC, INC.

March 28, 2005

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[KEEP THIS PORTION FOR YOUR RECORDS]

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMC, INC.

Vote on Proposal	For	Against	Abstain

APPROVAL OF PROPOSED NAME CHANGE	[ ]	[ ]	[ ]

APPROVAL OF PROPOSED ONE-FOR-TEN REVERSE STOCK SPLIT OF COMC’S OUTSTANDING COMMON STOCK	[ ]	[ ]	[ ]

In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

If you plan to attend the Special Meeting, please check the box to the right.			[ ]

UNLESS OTHERWISE SPECIFIED IN THE SPACES OR SQUARES PROVIDED, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 TO CHANGE COMC’S NAME TO ICF CORPORATION AND FOR PROPOSAL NUMBER 2 TO APPROVE A ONE-FOR-TEN REVERSE STOCK SPLIT OF COMC’S OUTSTANDING COMMON STOCK.

Dated: ______________________________
_______________________________________ Signature
_______________________________________ (Signature if held jointly)

Please sign exactly as your name appears hereon.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.